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Exhibit 99.2

For Immediate Release	September 30, 2002

UGC AND BONDHOLDER COMMITTEE SIGN DEFINITIVE AGREEMENTS
FOR RECAPITALIZATION OF UNITED PAN-EUROPE COMMUNICATIONS NV (UPC)

TERMS SUBSTANTIALLY THE SAME AS PREVIOUSLY ANNOUNCED AGREEMENT IN PRINCIPLE

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  Recapitalization will eliminate EUR 5.2 billion (or 65%) of UPC's outstanding consolidated debt and preference shares.

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  Transaction implies a EUR 5.2 billion enterprise value and EUR 1.9 billion equity value for UPC post-recapitalization.

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  UGC to remain UPC's largest and controlling shareholder with a minimum of 65.5% of the pro forma equity.

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  UGC to underwrite up to EUR 100 million of additional equity funding to UPC.

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  In addition:

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  Banks agree to amend the terms of UPC's bank debt facility creating greater operating headroom and covenant flexibility.

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  Upon completion, UPC expected to be fully funded through to positive free cash flow.

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  UPC financial performance continues to be in-line with expectations.

Denver, Colorado—UnitedGlobalCom, Inc. ("UGC") (NASDAQ: UCOMA) announced today that it has entered into definitive agreements with its subsidiary United Pan-Europe Communications, NV ("UPC") and an ad hoc committee of UPC bondholders ("Bondholder Committee") relating to the recapitalization of EUR 5.2 billion of UPC consolidated debt (the "Recapitalization").

        The Recapitalization will substantially delever UPC's consolidated balance sheet through the judicially supervised conversion of EUR 925 million accreted value of debt issued by a subsidiary of UPC ("Belmarken Notes") and EUR 4.3 billion accreted value of UPC Senior Notes and Senior Discount Notes ("UPC Notes") into new common stock of New UPC, Inc. ("New UPC"). New UPC is a newly-formed US-registered holding company which will own all or substantially all of the existing UPC.

        UGC currently holds all of the outstanding Belmarken Notes, approximately 35% of the UPC Notes, 20% of UPC's Preference Shares, 53% of UPC's Ordinary Shares and all of the outstanding UPC Priority Shares. The members of the Bondholder Committee hold approximately 25% of the UPC Notes.

        After the Recapitalization, New UPC ownership will be as follows:

Security Holder of UPC	Percentage of New UPC Common Stock(1)
Belmarken Notes and UPC Notes owned by UGC	65.5%
UPC Notes owned by third parties (other than UGC)	32.5%
Holders of UPC Preference Shares, Ordinary Shares A, Priority Shares (including UGC) and Litigation Claims(3)	2.0%(2)

(1)
Percentage of the number of shares to be outstanding immediately following the completion of the Recapitalization, before any dilutive impact of (a) the purchase by UGC of additional New UPC common stock, (b) equity and options which may be issued to New UPC management, and (c) existing UPC rights, options and warrants.

(2)
Relative allocation to be determined.

(3)
If the litigation claims cannot be treated as subordinated under the Plan, they will be treated as general unsecured claims to which footnote 1 applies.

Management Comments

        Gene Schneider, Chairman and CEO of UGC, said: "This agreement confirms what we set out to achieve earlier this year and will enable UPC to build its future upon a firm financial structure. The management team at UPC remains committed to the future of the business and will continue to focus on business execution. UPC will emerge from this restructuring with one of the strongest balance sheets in the European media and telecom sector at a time when it's operations are achieving record financial results."

        Mike Fries, President and COO of UGC, added: "This recapitalization plan is a great result for UGC shareholders. First, UGC will end up with a controlling 66% interest in UPC—by far our largest and most important operation. The implied total equity value of UPC based upon the proposed Recapitalization is EUR 1.9 billion. And second, as a result of reduced interest costs, EUR 100 million of new equity and increased operating and financial headroom in its bank deal, UPC should have sufficient resources to fund its operations through to positive free cash flow without the need for additional capital. We look forward to closing this deal early next year and building on what will be a very strong operating and financial performance in 2002."

New money

        Upon completion of the Recapitalization, New UPC will offer to each holder of UPC Notes and Belmarken Notes the right to purchase a pro rata share of up to EUR 100 million of additional shares of New UPC common stock at the share price implied by the Recapitalization plan. The EUR 100 million amount will be reduced by the net proceeds of any assets sold by UPC and any non-dilutive capital raised by UPC prior to completion. UGC has agreed to subscribe for that portion of the EUR 100 million subscription amount offered to the other holders of the UPC Notes for which those holders do not subscribe.

Bank Waiver and Amendments

        In order to facilitate the Recapitalization, UPC's senior bank lenders have agreed to extend until March 31, 2003 the waivers of the defaults arising as a result of the Company's decision not to make interest payments under the UPC Notes. The proposed bank waiver includes amendments to the UPC Distribution bank facility to (1) increase operational headroom for the UPC Distribution group by increasing and extending the maximum permitted ratios of senior debt to annualized EBITDA and by lowering and extending the minimum required ratios of EBITDA to total cash interest, (2) increase the interest margin on outstanding loans under the facility by 150 basis points, (3) include a new commitment fee of 0.25% on the total commitment amount (4) reduce the total commitment amount under the facility from EUR 4.0 billion to EUR 3.5 billion, and (5) require UPC to inject EUR 125 million of cash to UPC Distribution, the borrower.

Dutch and US court procedures

        In order to ensure an efficient and effective Recapitalization, UPC has agreed to file a voluntary case for reorganization under Chapter 11 and will file a plan of reorganization and disclosure statement as soon as practicable.

        Either simultaneously with or following the filing of the Chapter 11 case, UPC will voluntarily file a petition for moratorium and a plan of composition (the "Akkoord") in the Amsterdam (Netherlands) Court. Completion of the Recapitalization will be conditional on receiving the appropriate creditor consents.

Timing

        The parties are working towards completion of the Recapitalization by the end of the first quarter of 2003.

PLEASE REFER TO UGC'S OR UPC'S 8-K FILING
FOR A MORE DETAILED DESCRIPTION OF THE RECAPITALIZATION.

About UnitedGlobalCom

        UGC is the largest international broadband communications provider of video, voice, and data services with operations in 21 countries. At June 30, 2002, UGC's networks reached, in aggregate, 19.1 million homes and over 13 million customers including 11.2 million video subscribers, 916,400 telephony subscribers, 901,800 high speed Internet access subscribers. In addition, its programming business had approximately 45.9 million subscribers worldwide.

        UGC's significant operating subsidiaries include UPC, the largest pan-European broadband communications company; VTR GlobalCom, the largest broadband communications provider in Chile, and Austar United Communications, a leading satellite, cable television and telecommunications provider in Australia and New Zealand.

* * *

        NOTE: Except for historical information contained herein, this news release contains forward looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include regulatory approvals, as well as other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission.

* * *

For further information contact:

  Investor & Media Relations:
  Rick Westerman, CFO
  Tel: 303-220-6647
  Fax: 303-770-3464
  Email: rwesterman@unitedglobal.com

Please visit our website at www.unitedglobal.com for further information about our company.

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  Exhibit 99.2